Exhibit 10.99

AMENDMENT TO AMENDMENT TO BUSINESS LOAN AGREEMENT, PROMISSORY NOTE AND RELATED DOCUMENTS

THIS AMENDMENT TO BUSINESS LOAN AGREEMENT, PROMISSORY NOTE AND RELATED DOCUMENTS (this “Amendment”) is entered into as of this 10th day of March, 2020, by and between COLLECTORS UNIVERSE, INC., a Delaware corporation (“Borrower”), on the one hand, and ZIONS BANCORPORATION, N.A., dba California Bank & Trust (“Lender”), on the other hand.

RECITALS

A. Lender has heretofore extended a revolving line of credit (together with any and all amendments thereto or modifications thereof, the “Loan”) to Borrower in the maximum principal amount of Ten Million and No/100 Dollars ($10,000,000.00), as evidenced, by (i) that certain Business Loan Agreement dated January 10, 2017 executed and delivered by Borrower and Lender (the “Loan Agreement”); (ii) an Addendum to the Loan Agreement (the “Loan Agreement Addendum”) entered into by Borrower and Lender concurrently with the Loan Agreement which amended or modified certain of the terms and provisions of the Loan Agreement (together with any and all amendments and addenda thereto or modifications thereof made prior to the date of this Amendment), and (iii) that certain Promissory Note dated January 10, 2017 in the original face amount of Ten Million and No/100 Dollars ($10,000,000.00) (the “Note”), executed by Borrower in favor of Lender and (iv) an Addendum to Promissory Note (the “Note Addendum”) entered into by Borrower and Lender concurrently with the execution and delivery of the Note by Borrower, which amended or modified certain of the terms and provisions of the Note; (v) any amendments and addenda to or modifications of any of the aforementioned documents entered into or furnished prior to the date of this Amendment.

B. By its express terms, the Loan Agreement Addendum provides that (i) such Addendum is an integral part of the Loan Agreement and amends and modifies the Loan Agreement in the manner and to the extent set forth in such Addendum, and (ii) in the event of any conflict between any provisions of the Loan Agreement and any provisions of its Addendum, the provisions of the Addendum shall control and supersede the conflicting provisions of the Loan Agreement.

C. By its express terms, the Note Addendum provides that (i) such Addendum is an integral part of the Note and amends and modifies the Note in the manner and to the extent set forth in such Addendum, and (ii) in the event of any conflict between any provisions of the Note and any provisions of its Addendum, the provisions of the Addendum shall control and supersede the conflicting provisions of the Note.

D. The Loan Agreement, Note, and all other agreements (including the Loan Agreement Addendum and the Note Addendum), and all other instruments and other documents executed by Borrower and Lender in connection with the Loan, as and to the extent modified by this Amendment, shall at all times hereinafter be referred to collectively as the “Loan Documents.”

E. The parties hereto each desire to amend the Loan Agreement, Note, and certain other Loan Documents, as provided herein.

AGREEMENT

1. Recitals. The recitals set forth hereinabove are incorporated herein by this reference. Each of Borrower and Lender agrees and acknowledges that the factual information recited above is true and correct. Unless otherwise expressly provided to the contrary in this Amendment, all terms not expressly defined in this Amendment shall be as defined in the Loan Agreement, the Loan Agreement Addendum or the Note or the Note Addendum, as the case may be. From and after the date of this Amendment, all references in any of the Loan Documents to the Loan Agreement and to the Note shall mean the Loan Agreement and the Note, respectively, as amended by this Amendment.

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2. Reaffirmation. This Amendment is, in part, a reaffirmation of the obligations, indebtedness and liability of Borrower to Lender as evidenced by the Loan Documents. Therefore, Borrower acknowledges and agrees that, except as amended or modified by this Amendment, all of the terms and conditions of the Loan Documents are and shall remain in full force and effect, without waiver or modification of any kind whatsoever, and are ratified and confirmed in all respects.

3. Amendment to Loan Agreement, Note and other Loan Documents.

A. The Loan Agreement, and the Note, the Addenda thereto referenced above, and the other Loan Documents are hereby amended as follows:

(i) All references to “$10,000,000.00” are hereby amended to read “$15,000,000.00”, and the amount of the “Total Commitment” (as set forth in the Loan Agreement) shall be $15,000,000.00.

(ii) All references to “Ten Million and 00/100 Dollars” are hereby amended to read “Fifteen Million and 00/100 Dollars”.

(iii) All references to the Maturity and maturity date of “3-10-20” are hereby amended to read “3-10-22”.

(iv) All references to “ZB, N.A., dba California Bank & Trust” are hereby amended to read “ZIONS BANCORPORATION, N.A., dba California Bank & Trust”.

B. The Note, as heretofore amended or modified by the Note Addendum, is hereby amended as follows:

(i) The final three sentences of the paragraph entitled “VARIABLE INTEREST RATE” on page 1 of the Note are hereby deleted in their entirety and replaced with the following sentences:

“The Index currently is 1.00% per annum. Interest on the unpaid principal balance of this Note will be calculated as described in the “INTEREST CALCULATION METHOD” paragraph using a rate of 2.250 percentage points over the Index, resulting in an initial rate of 3.25%. NOTICE: Under no circumstances will the interest rate on this loan be less than 2.250% per annum or more than the maximum rate allowed by applicable law.”

(ii) The section entitled “VARIABLE RATE FLOOR” on page 1 of the Note is hereby deleted in its entirety and replaced with the following:

“VARIABLE RATE FLOOR. Notwithstanding anything to the contrary herein, if the interest rate is calculated with any LIBOR or LIBOR/Swap rate index plus a margin, then under no circumstances will the Index be less than zero percent (0%) per annum. To the extent there is an interest rate floor set forth in the VARIABLE INTEREST RATE which is different than the interest rate floor described in this paragraph, then, the interest rate floor amount set forth in the VARIABLE INTEREST RATE paragraph shall be applicable. Under no circumstances will the interest rate on this Note be less than 2.250% per annum.”

(iii) The following paragraphs are hereby added to the Note immediately preceding the paragraph of the Note entitled “INTEREST RATE OPTIONS”:

“LIBOR INDEX RATE SUBSTITUTION. If the Interest Rate is calculated with any LIBOR or LIBOR/Swap rate index, if Lender determines, in its sole discretion, that the LIBOR Base rate (“LIBOR Index”) (i) has been or imminently will be discontinued, (ii) is no longer an industry-accepted reference rate for loans of a similar type to the Loan and/or has been superseded by an alternative reference rate, or (iii) is no longer representative or may not be used pursuant to a public statement by the administrator of the LIBOR index or other regulatory authority (e.g., the Federal Reserve), in each case with respect to any type of loan or transaction, then Lender may select an alternative reference rate, which may reflect adjustments to the related spread or margin (collectively, the “Substitute Index Rate”), to be used in lieu of the LIBOR-based interest rate set forth in the Note and/or this Agreement (the “Pre-Substitute Rate”).

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Lender and Borrower acknowledge that the discontinuation of the LIBOR Index is a future event over which neither Lender nor Borrower has influence but which will necessarily affect the Pre-Substitute Rate. Accordingly, Lender shall use reasonable efforts to select a Substitute Index Rate that Lender in good faith believes is practical means of preserving the parties’ intent relative to the economics of the Pre-Substitute Rate. Notwithstanding the foregoing, the parties acknowledge that, initially and/or over time, the Substitute Index Rate will differ from the Pre-Substitute Rate. In selecting the Substitute Index Rate, Lender shall consider to what extent and the manner in which industry-accepted substitutes for the LIBOR Index have been established, and the parties acknowledge that different Substitute Index Rates may be selected for different types of loans and transactions. Borrower agrees that Lender shall not be liable in any manner for its selection of a Substitute Index Rate, provided that Lender makes such selection in good faith.

The Substitute Index Rate shall be used in lieu of the Pre-Substitute Rate, and all references in this Note to the Pre-Substitute Rate shall be deemed to refer to the Substitute Index Rate, effective as of the date specified by Lender in a written notice given by Lender to Borrower. To the extent practicable, such notice shall be given at least 30 days prior to the effective date. The Substitute Index Rate shall remain in effect from the effective date set forth in such notice until the Maturity Date, as such may be extended, unless such an instance occurs where the Substitute Index Rate is no longer available, in which case the provisions of this section will apply for purposes of replacing the Substitute Index Rate.”

C. The provision entitled “Additional Indebtedness” which immediately precedes the paragraph entitled “LENDER’S EXPENDITURES” in the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Additional Indebtedness. No additional indebtedness (except for purchase money indebtedness, obligations under capitalized and operating leases and any other borrowings heretofore or hereafter obtained from Lender) without prior Lender approval.”

4. Effective Date of Amendment. This Amendment and the amendments provided for herein shall be effective as of the timely and complete satisfaction, or waiver, of each and all of the conditions precedent set forth in Section 6 of this Amendment. From and after the effective date of this Amendment, this Amendment and any other documents and instruments executed in connection herewith by Borrower and/or Lender shall each constitute one of the “Loan Documents.”

5. Conditions Precedent to Effectiveness of Amendment. The effectiveness of this Amendment is expressly conditioned upon the following having occurred or Lender having received as of March 10, 2020, all of the following documents, certificates and other instruments, in form and content reasonably satisfactory to Lender and its counsel:

A. This Amendment, fully executed by Borrower; and

B. Such additional information, assignments, agreements, certificates, reports, approvals, instruments, documents, and consents as Lender may reasonably request, in connection with this Amendment and/or any of the matters which are the subject of this Amendment including, without limitation, resolutions and/or other authorizations of Borrower evidencing approval and authorization of the transactions contemplated hereby and the documents and instruments to be executed by Borrower in connection herewith.

6. Payment of Lender’s Fees and Costs. Borrower agrees that, within seven (7) days of its receipt from Lender of a written notice setting forth the amount of such fees and costs, it shall pay the reasonable fees and costs of Lender incurred in connection with the preparation, negotiation, administration and execution of this Amendment and all documents being entered into in connection with this Amendment including, but not limited to, reasonable attorneys’ fees and costs and the reasonable fees and costs of other professionals retained by Lender in connection with this Amendment.

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7. Miscellaneous.

A. Section headings used in this Amendment are for convenience of reference only and shall not affect the construction or interpretation of this Amendment or the provisions hereof.

B. This Amendment may be executed in one or more counterparts, but all of the counterparts shall constitute one and the same Amendment; provided, however, that this Amendment shall not be effective and enforceable unless and until it is executed by all parties hereto.

C. This Amendment and the other documents and instruments executed in connection therewith constitute the product of the negotiation of the parties hereto and the enforcement hereof shall be interpreted in a neutral manner, and not more strongly for or against any party based upon the source of the draftsmanship hereof.

D. This Amendment and any other documents or instruments between Borrower and Lender contemplated herein, constitute the entire agreement between them with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between Borrower and Lender with respect to the subject matter of this Amendment.

E. In the event that any provision of this Amendment, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Amendment will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. Borrower and Lender further agree to negotiate in good faith in an effort to replace any such void or unenforceable provision of this Amendment with a valid and enforceable provision that will achieve, to the maximum extent possible, the economic, business and other purposes of such void or unenforceable provision.

F. This Amendment is not a novation. The Loan Agreement and the Loan Agreement Addendum, the Note and the Note Addendum and the other Loan Documents entered into prior to the date hereof shall remain in full force and effect and, except as amended by this Amendment, shall remain unchanged. Nothing contained in this Amendment shall be deemed to constitute a waiver by Lender of any required performance by Borrower or any Event of Default (as defined in the Loan Agreement) heretofore occurring under or in connection with the Loan Agreement, the Note or any of the other Loan Documents. In the event there is a conflict between any term, condition or provision of this Amendment, on the one hand, and any term, condition or provision of the Loan Agreement, the Loan Agreement Addendum, the Note, the Note Addendum, or any of the other Loan Documents entered into prior to the date hereof, on the other hand, the terms, conditions and provisions of this Amendment shall control.

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IN WITNESS WHEREOF, this Amendment is executed by Borrower and Lender as of the day and year first above written.

BORROWER:

COLLECTORS UNIVERSE, INC.,

a Delaware corporation

By:	/s/ JOSEPH WALLACE
Name:	Joseph Wallace
Its:	Senior Vice President and Chief Financial Officer/Assistant Secretary

LENDER:

ZIONS BANCORPORATION, N.A.,

dba California Bank & Trust

By:	/s/ GRANT HAMMOND
Name:	Grant Hammond
Title:	V. P. Portfolio Manager

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